UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 25, 2011

AMPHENOL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10879	22-2785165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

358 Hall Avenue, Wallingford, Connecticut	06492
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 265-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)           The annual meeting of the stockholders of the Company was held on May 25, 2011.

(b)           The stockholders elected all of the Company’s nominees for director; ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered accounting firm for the fiscal year 2011; approved the advisory vote on compensation of named executive officers; and approved holding future advisory votes on compensation of named executive officers every year.

A.            Election of Directors:

	Shares For	Shares Withheld	Non-Votes
Ronald P. Badie	151,800,876	4,705,662	4,845,695
R. Adam Norwitt	150,146,757	6,359,781	4,845,695
Dean H. Secord	151,406,534	5,100,004	4,845,695

B.                                     Ratification of Deloitte & Touche LLP:

For	159,498,664
Against	1,831,348
Abstain	22,221
Non-Votes	—

C.            Advisory Vote on Compensation of Named Executive Officers:

For	152,188,502
Against	4,081,990
Abstain	236,046
Non-Votes	4,845,695

D.            Advisory Vote on Frequency of Future Advisory Votes on Compensation of Named Executive Officers:

1 Year	135,686,951
2 Years	1,236,768
3 Years	19,381,286
Abstain	201,533
Non-Votes	4,845,695

(d)           Disclosure Regarding Frequency of Stockholder Advisory Vote on Compensation of Name Executive Officers:  Consistent with the Board’s recommendation, a majority of the votes cast by stockholders voted, on an advisory basis, to hold an advisory vote to approve compensation of named executive officers every year.  In line with the recommendation by the Company’s stockholders, the Board of Directors has decided that it will include an advisory vote on compensation of named executive officers in its proxy materials every year until the next required vote on the frequency of stockholder votes on compensation of named executive officers, which will occur no later than the Company’s Annual Meeting of Stockholders in 2017.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPHENOL CORPORATION

By:	/s/ Diana G. Reardon
Diana G. Reardon
Executive Vice President
and Chief Financial Officer

Date: May 27, 2011